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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                AUGUST 30, 2000


                            LAMAR ADVERTISING COMPANY
             (Exact name of registrant as specified in its charter)



         DELAWARE                      0-30242                  72-1449411
(State or other jurisdiction       (Commission File           (IRS Employer
     of incorporation)                  Number)             Identification No.)


             5551 CORPORATE BOULEVARD, BATON ROUTE, LOUISIANA 70808
              (Address of principal executive offices and zip code)


                                 (225) 926-1000
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

         Lamar Advertising Company has announced that, pursuant to a consent decree proposed by the Department of Justice and subsequently approved by the U.S. District Court in Washington D.C. on August 30, 2000, 26,227,273 shares of Lamar Advertising Company Class A common stock formerly held by AMFM Inc. will be subject to required divestiture by January 1, 2003 as a condition to the DOJ's approval of the merger of AMFM Inc. and Clear Channel Communications, Inc. Filed herewith as Exhibit 99.1 is a copy of a press release related thereto. Lamar also amended the shareholder agreement and registration rights agreement previously entered into with AMFM in connection with Lamar's purchase of AMFM's outdoor advertising business on September 15, 1999, which are filed herewith as exhibits 10.1 and 10.2.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

           (c) Exhibits.

               10.1 First Amendment to Stockholders Agreement by and among Lamar
                    Advertising Company, AMFM Operating Inc., AMFM Holdings Inc., Clear Channel Communications, Inc. and the Reilly Family Limited Partnership dated July 19, 2000.

               10.2 Amended and Restated Registration Rights Agreement by and
                    among Lamar Advertising Company, AMFM Operating Inc., AMFM Holdings Inc. and Clear Channel Communications, Inc. dated July 19, 2000.

               99.1 Press release issued by the registrant on August 30, 2000.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 30, 2000              LAMAR ADVERTISING COMPANY


                                    By: /s/ KEITH A. ISTRE
                                       ----------------------------------------
                                       Keith A. Istre
                                       Chief Financial Officer and Treasurer

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                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                         DESCRIPTION
  -------                        -----------
   10.1       First Amendment to Stockholders Agreement by and among Lamar
              Advertising Company, AMFM Operating Inc., AMFM Holdings Inc.,
              Clear Channel Communications, Inc. and the Reilly Family Limited
              Partnership dated July 19, 2000.

   10.2       Amended and Restated Registration Rights Agreement by and among
              Lamar Advertising Company, AMFM Operating Inc., AMFM Holdings Inc.
              and Clear Channel Communications, Inc. dated July 19, 2000.

   99.1       Press release issued by the registrant on August 30, 2000.